                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

               International Lottery & Totalizator Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]
               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                        CARLSBAD, CALIFORNIA 92008-7297

                            ------------------------

                            NOTICE OF ANNUAL MEETING

     The 1999 Annual Meeting of Shareholders of International Lottery & Totalizator Systems, Inc. (the "Company") will be held at 3:00 p.m., Pacific Daylight Savings Time, on Monday, May 24, 1999 at the Olympic Resort Hotel and Spa, 611 El Camino Real, Carlsbad, California, for the following purpose:

     (a) to elect nine directors for the ensuing year

     Shareholders of record at the close of business on April 9, 1999 will be entitled to vote at the meeting. The transfer books will not be closed. The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is April 16, 1999.

                                          By order of the Board of Directors,
                                          /s/ M. MARK MICHALKO

                                          M. Mark Michalko
                                          President

April 16, 1999
Carlsbad, California

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 FARADAY AVENUE
                            CARLSBAD, CA 92008-7297
                            ------------------------

                                PROXY STATEMENT

     Proxies in the form enclosed with this statement are solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in Carlsbad, California, on May 24, 1999, including any adjournments or postponements thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any holder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the holder is present at the meeting and elects to vote in person.

                               VOTING SECURITIES

     The voting securities of the Company consist of its common shares of which 6,009,183 shares are outstanding as of April 9, 1999. Only holders of common shares of record on the books of the Company at the close of business on April 9, 1999 (the "Record Date") will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share, and has the right to cumulate his or her votes for directors if his or her candidate or candidates' names have been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The persons named in the enclosed proxy may or may not elect to give such notice and vote the shares they represent in such a manner.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Elections will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, as indicated on the accompanying proxy card.

     The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is April 16, 1999.

                             ELECTION OF DIRECTORS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common shares as of April 1, 1999 by (i) each director and nominee for director of the Company, (ii) certain executive officers, (iii) executive officers and directors of the Company as a group and
(iv) each person or entity who is a beneficial owner of more than 5% of the Company's outstanding common shares. With respect to each director or nominee of the Company, the table also sets forth his age, the year he was first elected as a director, employment history for the past five years, and other directorships. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                      SHARES OF COMMON STOCK
                                                              BENEFICIALLY OWNED AS OF APRIL 1, 1999
                                                              ---------------------------------------
                                                                                        PERCENT
                  NAME OF BENEFICIAL OWNER                     AMOUNT                   OF CLASS
                  ------------------------                    ---------            ------------------
Nominees for Director
FREDERICK A. BRUNN, 54, Director since 1989. President from     39,336(A)                   *
  February 1994 to May 1997. Chief Operating Officer, San
  Diego Manufacturing Extension Center since April, 1998.
CHAN KIEN SING, 42, Director since June 1993. Group             11,669(B)                   *
  Executive Director of Berjaya Group Berhad since 1990.
THEODORE A. JOHNSON, 58, Director since 1979. President,        30,275(B)                   *
  Minnesota Cooperation Office for Small Business and Job
  Creation, Inc. from 1980 to present. Director of
  Surgidyne, Inc.
M. MARK MICHALKO, 44, Director since February 1994.             38,395(C)                   *
  President since May, 1997, Executive Vice President, from
  February 1994 to May 1997.
ALAIN K. K. LEE, 43, Executive Vice President, Roadhouse             0(E)
  Grill, Inc. since July, 1998 and Director since January
  1998. Serves as a director of several companies in the
  food industry affiliated with Berjaya. From 1990 to 1997,
  Mr. Lee served as Berjaya Group Chief Financial Officer
  and General Manager of several Berjaya Group subsidiary
  companies.
NG FOO LEONG, 48, Director since June 1993. Executive           11,669(B)                   *
  Director, Sports Toto Malaysia Sdn. Bhd., a lottery gaming company from 1985 to present.
LEONARD G. MORRISSEY, 64, Consultant to the Company since       25,000(D)
  November, 1997. Senior Vice President of GTech
  Corporation, a lottery service company, for five years
  prior to 1995.
MARTIN J. O'MEARA, JR., 70, Director since 1979. President,    113,578(B)                   *
  The Budget Plan, Inc., a privately-owned company engaged
  in the consumer loan business and has been so employed for more than five years.
MICHAEL G.R. SANDBERG, 71, Director since 1987. Private         39,336(B)                   *
  investor. Chairman and Chief Executive of the Hong Kong
  and Shanghai Banking Corporation from 1977 to 1986.
  Director of Broadstreet Inc. a bank holding company.
Named Executive Officers (excluding those listed above)
TIMOTHY R. GROTH                                                17,019(C)                   *
DENNIS D. KLAHN                                                  9,899(C)                   *
All directors and executive officers as a group (11 persons)   336,176(A)(B)(C)(D)        5.9%

                                                                      SHARES OF COMMON STOCK
                                                              BENEFICIALLY OWNED AS OF APRIL 1, 1999
                                                              --------------------------------------
                                                                  AMOUNT           PERCENT OF CLASS
                                                              --------------      ------------------
Significant Shareholder
BERJAYA LOTTERY MANAGEMENT (H.K.) LIMITED (BERJAYA)               2,311,500(E)           38.4%
  Level 28, Menara Shahzan Insas
  Jalan Sultan Ismail
  50250 Kuala Lumpur, Malaysia

---------------
(A) Includes 1,667 options exercisable under the 1997 Directors Option Plan and 34,335 options exercisable under Mr. Brunn's consulting agreement. (See Certain Relationships and Related Transactions herein.)

(B) Includes the number of shares of Common Stock subject to unexercised stock options which were exercisable within 60 days under the Company's 1997, Directors Stock Option Plan which, for each such outside director, except Mr. Brunn, is 11,669 and 58,345 for all such directors as a group.

(C) Includes the number of shares of Common Stock subject to unexercised stock options which were exercisable within 60 days under the Company's 1990 Employee Stock Option Plan as follows: 10,748 for Mr. Groth; 6,447 for Mr. Klahn; 31,332 for Mr. Michalko and 48,527 for all executive officers as a group.

(D) Unexercised options exercisable within 60 days pursuant to Mr. Morrissey's consultant agreement. (See Certain Relationships and Related Transactions herein).

(E) Messrs. Chan Kien Sing, Alain Lee and Ng Foo Leong are employees of an affiliate of Berjaya. All three individuals disclaim beneficial ownership of such shares.

 *  Less than one percent of the outstanding common shares.

     During 1998, five meetings of the Board of Directors were held. Each incumbent director attended all meetings of the Board of Directors held during the year in which he was a director, except Mr. Tan attended no meetings, Lord Sandberg missed three meetings, Ng Foo Leong missed four meetings, Chan Kien Sing missed two meetings and Ng Aik Chin missed one meeting. The Company has an Executive Committee which consists of Messrs. Chan, Johnson and Michalko. The Executive Committee held no meetings during the year. The Executive Committee may exercise all the authority of the Board in the management of the Company except for matters expressly reserved by law for board action. The Board also has an Executive Compensation Committee consisting of Messrs. Johnson, O'Meara, Sandberg, and Chan. The Executive Compensation Committee met once during the year. Its function is to establish compensation for all executive officers of the Company and administer the Company's 1990 Employee Stock Option Plan. The Company has an Audit Committee consisting of Messrs. Sandberg, O'Meara, Johnson and Chan which held one meeting during the year. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of the Company. Each year it recommends to the Board a firm of independent public accountants to serve as auditors. The Audit Committee reviews with such auditors the scope and result of their audit, fees for services and independence in servicing the Company. The Company also has a Nominating Committee consisting of Messrs. Chan, O'Meara, Johnson and Michalko. The Nominating Committee held one meeting during the year. The Nominating Committee seeks out, evaluates and recommends to the Board qualified nominees for election as directors of the Company and considers other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee. The Affiliations Committee reviews and approves the fairness to the Company of any transactions between the Company and Berjaya. The members of the Committee are Messrs. Brunn, Johnson and O'Meara. The Affiliations Committee held three meetings in 1998.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer of $4,000 plus $500 per board meeting and reimbursement for all related expenses. The chairman of each committee who is not an employee of the Company receives an additional annual retainer of $1,000. Each committee member receives $500 per meeting and reimbursement of all related expenses, only if a committee meeting is held at a time when it does not coincide with a board meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Berjaya Transactions

     During 1998, the Company received $2,401,168 as payment from four different affiliates of Berjaya which are lottery customers of the Company and as of December 31, 1998 there was a balance outstanding owed to the Company by these customers of $272,976. Payments were primarily from Philippine Gaming Management Corporation in an amount of $1,872,000 related to a lottery terminal contract and $358,552 for spare parts delivered in 1998. The Company had software support agreements with Sports Toto Malaysia Sdn Bhd, which paid the Company $7,000 per month and Natural Avenue Sdn. Bhd. of Malaysia, which paid $4,700 per month to the Company. In addition during 1998, U-Luck, a Berjaya-related Taiwanese company, paid the Company $30,216 for software upgrades and modifications to its lottery system.

  Consulting Agreements

     Mr. Brunn

     In May 1996, Mr. Brunn and the Company entered into a Consulting Agreement (the Consulting Agreement) in connection with Mr. Brunn's resignation as President of the Company.

     Pursuant to the Consulting Agreement, Mr. Brunn agreed to provide technical consulting services to the Company through May 14, 1999 subject to earlier termination under certain circumstances (the Consulting Period). In compensation, the Company paid Mr. Brunn consulting fees of $93,800 in 1998 and will pay $28,000 in 1999, whether or not the Company utilizes his services. In addition, Mr. Brunn agreed not to directly or indirectly compete with the Company during the Consulting Period, except as otherwise provided in the Consulting Agreement.

     The Company further agreed to continue Mr. Brunn's health benefits through November, 1999 and to cause the stock options held by Mr. Brunn to become immediately vested and exercisable and to remain exercisable through the earlier of the original expiration date or May 16, 2001.

     Mr. Morrissey

     On November 12, 1998, the Company and Mr. Morrissey entered into a Consulting Agreement pursuant to which Mr. Morrissey will be paid a consulting fee of $4,000 per month for one year. In addition, Mr. Morrissey has been granted a non-qualified stock option for 50,000 shares at the then fair market value of $1.19 per share which vests in quarterly installments over the next 12 months and is exercisable beginning one year after the installment vesting date. The agreement also provides that Mr. Morrissey will be paid from 1% to 3% of the contract value (depending on the degree of contribution by Mr. Morrissey) of specific prospective lottery contracts which are awarded to the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     Members of the Executive Compensation Committee (the "Committee") evaluate the performance of senior management, including the president, and review and approve the base compensation and lump sum distributions for the Company's executive officers. The Committee also administers the Company's Executive Bonus Plan and employee stock option plans. The Committee periodically reports to the Board on its activities.

  Compensation Philosophy

     The Committee bases its decisions on the Company's executive compensation philosophy, which relates the level of compensation to the Company's success in meeting its annual and long-term performance goals, rewards individual achievement and seeks to attract and retain qualified executives. The Company's executive compensation program consists of two principal components: (i) base salary and, (ii) a potential for an annual bonus under the Company's Executive Bonus Plan based upon the Company achieving a threshold level of profitability as well as individual performance. The second element constitutes an "at-risk" portion of the compensation program. The Company positions its overall executive compensation levels at or near the median of the range of compensation levels for other companies comparable to the Company located in Southern California and which are viewed as competitors for executive talent in the overall labor market. This data is obtained from surveys conducted by external compensation consultants and trade associations. In reviewing this data, the Company takes into account how its compensation policies and overall performance compare to similar indices for comparable companies.

     The Company employs a formal performance review system for all employees, including the president and the other Named Executive Officers (as defined on page 7). This process generates information that the Committee uses in making decisions on base compensation and awards under the Company's Executive Bonus Plan. The president is responsible for preparing the reviews on all executive officers other than himself. The Committee Chairman is responsible for preparing the review on the president. All reviews are then discussed and approved by the Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the performance of divisions for which such officer had management responsibility and individual managerial accomplishments.

     The Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the president and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation of any individual covered employee exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify the compensation paid to its top executives for deductibility under the law in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and projected compensation payable to the Company's "covered employees" for the 1999 taxable year, all compensation payable by the Company in 1999 to such covered employees should be deductible by the Company.

  Base Salaries

     In determining base salaries for executive officers, the Committee reviews external comparative data and also receives recommendations from management. The Committee bases its decisions on such data, as well as internal salary comparisons and individual performance evaluations. Under this system, salary increases have generally the same effect as a cost of living adjustment, although increases are not expressly tied to any cost of living indicator. Increases are awarded, however, only to those executives who are performing at a satisfactory level or above.

  Executive Bonus Plan

     In addition to base compensation and lump sum distributions, executives are eligible to participate in the Company's Executive Bonus Plan. Under the Executive Bonus Plan, the Committee has set threshold levels of net after tax profit, exclusive of extraordinary items, for 1998 and 1999. No bonus awards are made for any year in which the Company does not meet the threshold profitability level. The amount of the bonus pool is based on a percentage of the Company's net after tax profits above the profitability thresholds and shall not cause the net after tax profit to fall below the threshold after computation of the bonus pool. During each year of the Executive Bonus Plan, the Company's research and development budget must be maintained at a level to ensure that the Company's new product development is sufficient to keep it competitive in its marketplace, and continuation engineering sufficient to maintain the Company's existing products is also required. The Committee retains discretion to adjust the bonus pool and awards based upon extraordinary circumstances and other criteria as determined by the Committee.

     Individual awards under the Executive Bonus Plan are determined by the size of the bonus pool and individual performance of the executive. The Committee has structured the Executive Bonus Plan so that award potential is consistent with competitive norms and potentially represents a significant percentage of the executive's overall compensation in any given year. Awards are paid after completion of the Company's audited financial statements for that year.

     The Company did not meet the profitability threshold under the Executive Bonus Plan for 1998. Accordingly, no awards were made with respect to 1998.

  Stock Options

     The Committee believes that grants of stock options serve to align the interests of executive officers with shareholder value. The number of stock options granted takes into account the recipient's position and is intended to recognize different levels of responsibility. In determining the level of stock option grants, the Committee also considers competitive practices. As a result, grants may vary from year to year.

                        EXECUTIVE COMPENSATION COMMITTEE

Theodore A. Johnson,                                    Chan Kien Sing
Chairman

                                 April 16, 1999

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table shows, for the years ended December 31, 1998, 1997 and 1996, the compensation earned by the president and the executive officers of the Company earning in excess of $100,000 during 1998 (the Named Executive Officers):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                        ----------------------------
                                                                          AWARDS         PAYOUTS
                                                 ANNUAL COMPENSATION    ----------   ---------------
                                                 --------------------   NUMBER OF       ALL OTHER
     NAME AND PRINCIPAL POSITION(S)       YEAR   SALARY(3)   BONUS(4)   OPTIONS(5)   COMPENSATION(6)
----------------------------------------------------------------------------------------------------
M. Mark Michalko                          1998   $144,518          0           0              0
  President & Chief                       1997   $136,836    $11,917      80,000         $4,235
  Executive Officer and Director          1996   $120,810    $ 4,896      23,000         $3,461
----------------------------------------------------------------------------------------------------
Robert F. McPhail(1)                      1998   $135,325          0           0              0
  Vice President, Sales &                 1997   $125,988    $11,785      10,000              0
  Marketing                               1996   $ 99,915    $ 9,732           0              0
----------------------------------------------------------------------------------------------------
Timothy R. Groth                          1998   $123,852          0           0              0
  Vice President,                         1997   $109,464    $ 4,270      20,000         $3,184
  Technical Operations                    1996   $ 93,769    $ 3,672      12,000         $2,565
----------------------------------------------------------------------------------------------------
Frederick A. Brunn(2)                     1998   $105,538          0      10,000              0
  Director and former                     1997   $154,863          0      10,000              0
  President                               1996   $142,680    $ 5,824      33,000         $4,141
----------------------------------------------------------------------------------------------------

(1) Mr. McPhail resigned as a Vice President on August 31, 1998. Salary amount shown for 1998 reflects $36,000 in consultant fees after his resignation.

(2) Mr. Brunn's 1998 salary includes amounts relating to his Consulting Agreement and director fees. 1997 salary includes $12,203 relating to his retirement and $84,000 relating to his Consulting Agreement. (See Certain Relationships and Related Transactions herein.)

(3) Perquisites for each Named Executive Officer in 1998, 1997 and 1996 are included under Salary and did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any such officer.

(4) Amounts reflect lump sum distributions paid in November 1997 and 1996 under a prior compensation plan.

(5) All awards are incentive stock options, granted pursuant to the Company's 1990 Employee Stock Option Plan, except in the case of Mr. Brunn in which the option is pursuant to the 1997 Directors Option Plan.

(6) All amounts are Company matching contributions to the Employee Stock Bonus 401(k) Plan in 1997 and 1996. There were no Company matching contributions in 1998.

STOCK OPTION GRANTS

     The following table sets forth information regarding the grant of stock options during 1998 to the Named Executive Officers:

                             OPTION GRANTS IN 1998

                                                                  INDIVIDUAL GRANTS(1)
                                           ------------------------------------------------------------------
                                                         PERCENT OF
                                                        TOTAL OPTIONS
                                           NUMBER OF     GRANTED TO     EXERCISE                  GRANT DATE
                                            OPTIONS       EMPLOYEES       PRICE     EXPIRATION      VALUE
                  NAME                     GRANTED(3)      IN 1998      PER SHARE      DATE      PER SHARE(4)
                  ----                     ----------   -------------   ---------   ----------   ------------
Frederick A. Brunn(2)....................    3,333           5%           $1.06      9/24/03        $1.05

---------------
(1) No named executive officer other than Mr. Brunn received an option grant in 1998.

(2) This option is issued under the 1997 Directors Option Plan. The option is exercisable starting one year after the date of grant with 50% of the shares covered thereby becoming exercisable at that date and with the remaining 50% of the option shares becoming exercisable on the second anniversary date.

(3) No stock appreciation rights were granted to any of the Named Executive Officers or other Company employees in 1998.

(4) Present value of option grant at date of grant.

STOCK OPTION HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options held as of December 31, 1998. There were no stock options exercised by executive officers in 1998 and there were no unexercised, in-the-money stock options at December 31, 1998.

                              UNEXERCISED OPTIONS

                                                                 NUMBER OF UNEXERCISED
                                                              OPTIONS AT DECEMBER 31, 1998
                                                              ----------------------------
                            NAME                              EXERCISABLE    UNEXERCISABLE
                            ----                              -----------    -------------
M. Mark Michalko............................................    23,833          23,834
Robert F. McPhail...........................................    27,500              --
Timothy R. Groth............................................     8,667           7,000
Frederick A. Brunn..........................................    36,002           5,000

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes, based upon a review of reports furnished to the Company, that all reports were timely filed, and that, during 1998 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.,
                  THE S&P SMALLCAP 600 INDEX AND A PEER GROUP

                                                 INTERNATIONAL LOTTERY &
                                                TOTALIZATOR SYSTEMS, INC.          PEER GROUP               S&P SMALLCAP 600
                                                -------------------------          ----------               ----------------
12/93                                                    100.00                      100.00                      100.00
12/94                                                     16.00                       59.00                       95.00
12/95                                                      9.00                       57.00                      124.00
12/96                                                      5.00                       65.00                      150.00
12/97                                                      5.00                       71.00                      189.00
12/98                                                      2.00                       59.00                      194.00

---------------

* $100 INVESTED ON 12/31/93 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                                 OTHER MATTERS

     All shareholders of record at the close of business on April 9, 1999, the record date for the determination of shareholders entitled to vote at the Annual Meeting, have been sent or are currently being sent a copy of the Company's Annual Report, including financial statements for the year ended December 31, 1998.

     The expense of preparing, printing and mailing the Notice of Annual Meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to regular salary, may solicit proxies by mail, telegraph, telephone, or personal interview. The Company may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

     Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgement.

     Management expects a representative from the Company's independent auditors, Arthur Andersen LLP, to attend the meeting.

     Shareholder proposals for presentation at the 2000 Annual Meeting must be received by the Company no later than December 15, 1999 to be considered for inclusion in the 2000 proxy and proxy statement.

                                          By order of the Board of Directors,
                                          /s/ M. MARK MICHALKO

                                          M. Mark Michalko
                                          President

Carlsbad, California

[ILTS LETTERHEAD]



April 16, 1999

Re:   Unexchanged ILTS Share Certificates

Dear ILTS Shareholder:

Our records indicate that you have not yet exchanged your certificate(s) shares of common stock of International Lottery & Totalizator Systems, Inc. ("ILTS") for new ILTS common share certificates as a result of the 3-for-1 reverse stock split effective June 12, 1998.

Documents, including a Letter of Transmittal for exchanging the stock certificate(s), were initially mailed to you in June 1998.

If you need a Letter of Transmittal or have any questions or need assistance in completing your Letter of Transmittal, please call ChaseMellon Shareholder Services at 1-800-777-3674.


Very truly yours,



International Lottery & Totalizator Systems, Inc.



/s/ LAWRENCE E. LOGUE
--------------------------------------
Lawrence E. Logue
General Counsel and Secretary

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

        The undersigned hereby appoints Dennis D. Klahn and Lawrence E. Logue proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote as designated on the other side, all the shares of stock of International Lottery & Totalizator Systems, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders to be held May 24, 1999 or any adjournment thereof.




       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*


--------------------------------------------------------------------------------
                                  AN INVITATION

              Please join Management and the Board of Directors of
                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                   for the 1999 Annual Meeting of Shareholders


        DATE:         Monday, May 24, 1999

        TIME:         3 p.m.

        PLACE:        Olympic Resort Hotel & Spa
                      611 El Camino Real
                      Carlsbad, California  92009
                      Call for directions if necessary (760) 438-8330

        R.S.V.P.      Jim Snow:     Tel:       (760) 930-3629

                                    Fax:       (760) 931-1789
                                    E-Mail:    jsnow@ilts.com

                                                             Please mark
                                                           your votes as     [X]
                                                            indicated in
                                                            this example


The Board of Directors recommends a vote FOR Item 1.

Item 1-ELECTION OF DIRECTORS            Item 2-In their discretion, the proxies
                                        are authorized to vote upon such other
                                        business as may properly come before the meeting.


                                      WITHHELD
                              FOR     FOR ALL
                              [ ]       [ ]

        Nominees:
        Frederick A. Brunn         Ng Foo Leong
        Chan Kien Sing             Leonard G. Morrissey
        Theodore A. Johnson        Martin J. O'Meara, Jr.
        Alain Lee                  Lord Michael G. R. Sandberg
        M. Mark Michalko


WITHHELD FOR: (Write that nominee's name in the space provided below).





Signature(s)___________________________                     Date________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator trustee or guardian, please give full title as such.


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                             *FOLD AND DETACH HERE*